Exhibit 99.9

CAWLEY, GILLESPIE & ASSOCIATES, INC.

PETROLEUM CONSULTANTS

6500 RIVER PLACE BLVD, BLDG 3 SUITE 200	306 WEST SEVENTH STREET, SUITE 302	1000 LOUISIANA STREET, SUITE 1900
AUSTIN, TEXAS 78730	FORT WORTH, TEXAS 76102-4905	HOUSTON, TEXAS 77002-5017
512-249-7000	817- 336-2461	713-651-9944
www.cgaus.com

August 11, 2023

Mr. David Bledsoe

President

Henry Resources LLC

3525 Andrews Highway

Midland, Texas 79703

Re:	Evaluation Summary – SEC Pricing
Henry Energy LP Interests
Various Counties, Texas
Proved Reserves
As of December 31, 2022

Dear Mr. Bledsoe:

As requested, we are submitting our estimates of proved reserves and our forecasts of the resulting economics attributable to the Henry Energy LP interests in properties located in the Permian Basin in Texas. It is our understanding that the proved reserves estimated in this report constitute 100 percent of all proved reserves owned by Henry Energy LP.

This report, completed on August 11, 2023, utilized an effective date of December 31, 2022 and was prepared using constant prices and costs and conforms to Item 1202(a)(8) of Regulation S-K and the other rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). This report has been prepared for use in filings with the SEC. In our opinion the assumptions, data, methods, and procedures used in the preparation of this report are appropriate for such purpose.

Composite reserve estimates and economic forecasts for the reserves are summarized below:

			Proved
		Proved	Developed
		Developed	Non-	Proved
		Producing	Producing	Undeveloped	Proved
Net Reserves
Oil	– Mbbl	12,668.4	22.3	13,630.6	26,321.4
Gas	– MMcf	49,363.3	33.6	37,215.5	86,612.4
NGL	– Mbbl	0.0	0.0	0.0	0.0
Revenue
Oil	– M$	1,174,785.3	2,070.2	1,264,012.3	2,440,868.4
Gas	– M$	433,837.0	298.1	293,033.0	727,168.1
NGL	– M$	0.0	0.0	0.0	0.0
Severance and Ad Valorem Taxes	– M$	117,018.8	162.6	109,942.2	227,123.6
Operating Expenses	– M$	287,080.9	1,095.5	253,233.3	541,409.5
Investments	– M$	5,339.9	200.8	302,438.3	307,979.0
Operating Income (BFIT)	– M$	1,199,183.0	909.4	891,431.4	2,091,523.2
Discounted @ 10%	– M$	691,626.0	565.8	370,034.7	1,062,226.6

Evaluation Summary

As of December 31, 2022

As requested, we evaluated cases that comprise approximately 95% of the cumulative discounted cash flows of the proved developed producing reserves from the company’s internal evaluation and 100% of the proved developed non-producing and proved undeveloped reserves. We refer to these cases as “Major Properties”, and composite reserve estimates and economic forecasts for these properties are summarized below:

			Proved
		Proved	Developed
		Developed	Non-	Proved	Major
		Producing	Producing	Undeveloped	Proved
Net Reserves
Oil	– Mbbl	11,803.5	22.3	13,630.6	25,456.4
Gas	– MMcf	46,967.1	33.6	37,215.5	84,216.2
NGL	– Mbbl	0.0	0.0	0.0	0.0
Revenue
Oil	– M$	1,094,575.4	2,070.2	1,264,012.3	2,360,657.9
Gas	– M$	416,496.1	298.1	293,033.0	709,827.2
NGL	– M$	0.0	0.0	0.0	0.0
Severance and Ad Valorem Taxes	– M$	110,177.3	162.6	109,942.2	220,282.2
Operating Expenses	– M$	251,424.1	1,095.5	253,233.3	505,752.8
Investments	– M$	3,835.3	200.8	302,438.3	306,474.5
Operating Income (BFIT)	– M$	1,145,634.7	909.4	891,431.4	2,037,975.5
Discounted @ 10%	– M$	660,281.7	565.8	370,034.7	1,030,882.2

The remaining cases are referred to as “Minor Properties”, and the company’s internal reserve estimates and economic forecasts for these properties are summarized below:

		Proved
		Developed	Minor
		Producing	Proved
Net Reserves
Oil	– Mbbl	865.0	865.0
Gas	– MMcf	2,396.2	2,396.2
NGL	– Mbbl	0.0	0.0
Revenue
Oil	– M$	80,210.0	80,210.0
Gas	– M$	17,340.9	17,340.9
NGL	– M$	0.0	0.0
Severance and Ad Valorem Taxes	– M$	6,841.4	6,841.4
Operating Expenses	– M$	35,656.7	35,656.7
Investments	– M$	1,504.6	1,504.6
Operating Income (BFIT)	– M$	53,548.2	53,548.2
Discounted @ 10%	– M$	31,344.5	31,344.5

In accordance with the SEC guidelines, the operating income (BFIT) has been discounted at an annual rate of 10% to determine its “present worth”. The discounted value shown above should not be construed to represent an estimate of the fair market value by Cawley, Gillespie & Associates, Inc.

Evaluation Summary

As of December 31, 2022

The annual average Henry Hub spot market gas price of $6.36 per MMBtu and the annual average WTI Cushing spot oil price of $93.67 per barrel were used in this report. In accordance with the Securities and Exchange Commission guidelines, these prices are determined as an unweighted arithmetic average of the first-day-of-the-month price for 12 months prior to the effective date of the evaluation. Oil and gas prices were held constant and were adjusted for each property based on historical differentials. Deductions were applied to the net gas volumes for fuel and shrinkage. The adjusted volume-weighted average product prices over the life of the properties are $92.73 per barrel of oil and $8.40 per Mcf of gas.

Operating expenses and capital costs were supplied by Henry Resources and reviewed for reasonableness. Severance tax rates were forecast as 4.6% for oil and 7.5% for gas. Ad valorem taxes were forecast as 2.0% to 2.5% of net revenue. Neither expenses nor investments were escalated. Net plugging costs were scheduled as $80,000 per well.

The proved reserves classifications conform to criteria of the SEC. The estimates of reserves in this report have been prepared in accordance with the definitions and disclosure guidelines set forth in the SEC Title 17, Code of Federal Regulations, Modernization of Oil and Gas Reporting, Final Rule released January 14, 2009 in the Federal Register (SEC regulations). The reserves and economics are predicated on the regulatory agency classifications, rules, policies, laws, taxes and royalties in effect on the effective date except as noted herein. In evaluating the information at our disposal concerning this report, we have excluded from our consideration all matters as to which the controlling interpretation may be legal or accounting, rather than engineering and geoscience. Therefore, the possible effects of changes in legislation or other Federal or State restrictive actions have not been considered. An on-site field inspection of the properties has not been performed. The mechanical operation or conditions of the wells and their related facilities have not been examined nor have the wells been tested by Cawley, Gillespie & Associates, Inc. Possible environmental liability related to the properties has not been investigated nor considered.

The reserves were estimated using a combination of the production performance and analogy methods, in each case as we considered to be appropriate and necessary to establish the conclusions set forth herein. All reserve estimates represent our best judgment based on data available at the time of preparation and assumptions as to future economic and regulatory conditions. It should be realized that the reserves actually recovered, the revenue derived therefrom and the actual cost incurred could be more or less than the estimated amounts.

The reserve estimates were based on interpretations of factual data furnished by Henry Resources. Ownership interests were supplied by Henry Resources and were accepted as furnished. To some extent, information from public records has been used to check and/or supplement these data. The basic engineering and geological data were utilized subject to third party reservations and qualifications. Nothing has come to our attention, however, that would cause us to believe that we are not justified in relying on such data. An on-site inspection of these properties has not been made nor have the wells been tested by Cawley, Gillespie & Associates, Inc.

Cawley, Gillespie & Associates, Inc. is independent with respect to Henry Energy LP as provided in the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserve Information promulgated by the Society of Petroleum Engineers (“SPE Standards”). Neither Cawley, Gillespie & Associates, Inc. nor any of its employees has any interest in the subject properties. Neither the employment to make this study nor the compensation is contingent on the results of our work or the future production rates for the subject properties.

Evaluation Summary

As of December 31, 2022

Our work papers and related data are available for inspection and review by authorized parties.

Respectfully submitted,

/s/ J. Zane Meekins
J. Zane Meekins, P.E.
Executive Vice President

CAWLEY, GILLESPIE & ASSOCIATES, INC.
Texas Registered Engineering Firm F-693
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